Exhibit 99.1

Sapient Reports First Quarter 2014 Results

First Quarter Service Revenues Up 17% Compared to First Quarter 2013

Non-GAAP Income from Operations Up 29% Compared to First Quarter 2013

BOSTON--(BUSINESS WIRE)--May 6, 2014--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2014:

  Service revenues were $341.5 million compared to $292.6 million in the first quarter of 2013, an increase of $48.9 million, or 16.7%. On a constant currency basis, revenues increased 16.2% over the first quarter of 2013.
  GAAP income from operations was $19.8 million, or 5.8% of service revenues, compared to $11.2 million, or 3.8% of service revenues, in the first quarter of 2013.
  Non-GAAP income from operations increased 29% to $34.2 million, or 10.0% of service revenues, compared to $26.4 million, or 9.0% of service revenues, in the first quarter of 2013.
  GAAP diluted net income per share was $0.09, compared to $0.04 in the first quarter of 2013.
  Non-GAAP diluted net income per share was $0.16, compared to $0.11 in the first quarter of 2013.

“We are pleased with our strong first quarter results and the growth across all three business units,” said Sapient Chief Executive Officer and Co-Chairman Alan J. Herrick. “We are in a good position strategically and continue to see opportunities for growth across the business.”

The company used cash from operations of $42.5 million in the first quarter of 2014, compared to a use of $9.4 million in the first quarter of 2013. As of March 31, 2014, the company had cash, cash equivalents, restricted cash and marketable securities of $277.5 million. Days sales outstanding was 71 days for the first quarter of 2014, up from 63 days in the fourth quarter of 2013 and 65 days in the first quarter of 2013.

Outlook

Sapient management provided the following guidance:

  For the second quarter ending June 30, 2014, service revenues are expected to be in the range of $350 million to $360 million.
  Second quarter 2014 non-GAAP income from operations is expected to be in the range of $44 million to $50 million.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Non-GAAP Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related (benefits) charges, amortization of purchased intangible assets, acquisition costs and other related charges, impairment of intangible assets and any other items identified as non-GAAP in the Company’s publicly filed financial statements on Forms 10-K and 10-Qs. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the second quarter of 2014, including expected service revenues and expected non-GAAP income from operations, and the expected positioning of the company – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients identify and act upon opportunities to improve their business performance by capitalizing on changes, disruptions, or opportunities that exist in their business or industry. The company operates three business units that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated and Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three months ended March 31,
	2014	2013
		As Restated
Revenues:
Service revenues	$341,541	$292,638
Reimbursable expenses	11,635	10,345
Total gross revenues	353,176	302,983
Operating expenses:
Project personnel expenses	244,569	207,423
Reimbursable expenses	11,635	10,345
Total project personnel expenses and reimbursable expenses	256,204	217,768
Selling and marketing expenses	15,585	11,749
General and administrative expenses	57,957	54,179
Restructuring and other related (benefits) charges	(7)	2,014
Amortization of purchased intangible assets	3,219	3,657
Acquisition costs and other related charges	382	900
Impairment of intangible asset	—	1,494
Total operating expenses	333,340	291,761
Income from operations	19,836	11,222
Interest income	1,956	1,506
Interest expense	(667)	(694)
Other income, net	369	60
Income before income taxes	21,494	12,094
Provision for income taxes	7,905	6,225
Net income	13,589	5,869
Less: Net loss attributable to noncontrolling interest	(36)	(46)
Net income attributable to stockholders of Sapient Corporation	$13,625	$5,915

Basic net income per share attributable to stockholders of Sapient Corporation	$0.10	$0.04
Diluted net income per share attributable to stockholders of Sapient Corporation	$0.09	$0.04

Weighted average common shares	140,411	137,425
Weighted average dilutive common share equivalents	3,102	4,781
Weighted average common shares and dilutive common share equivalents	143,513	142,206

Sapient Corporation
Consolidated and Condensed Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$269,292	$337,630
Marketable securities	6,169	5,870
Restricted cash, current portion	406	69
Accounts receivable, net of allowance for doubtful accounts	191,200	184,174
Unbilled revenues	114,198	85,436
Prepaid expenses and other current assets	67,620	54,516
Total current assets	648,885	667,695
Restricted cash, net of current portion	1,677	2,019
Property and equipment, net	90,951	85,898
Purchased intangible assets, net	32,081	27,508
Goodwill	151,303	149,142
Other assets	24,270	18,386
Total assets	$949,167	$950,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,047	$30,410
Accrued expenses	73,448	65,348
Accrued compensation	75,443	99,004
Income taxes payable	647	18,439
Deferred revenues	25,333	29,866
Total current liabilities	206,918	243,067
Other long term liabilities	127,727	117,568
Total liabilities	334,645	360,635

Noncontrolling interest subject to put provisions	767	784

Total Sapient Corporation stockholders' equity	613,755	589,229

Total liabilities and stockholders' equity	$949,167	$950,648

Sapient Corporation
Consolidated and Condensed Statements of Cash Flows
(In thousands)
(Unaudited)
	Three months ended March 31,
	2014	2013
		As Restated
Cash flows from operating activities:
Net income	$13,589	$5,869
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income taxes	(1,555)	(1,877)
Unrealized gain on financial instruments	(387)	(274)
(Gain) loss recognized on disposition of fixed assets	(38)	762
Realized (gain) on investments	(98)	—
Depreciation expense	7,139	7,015
Amortization of purchased intangible assets	3,219	3,657
Impairment of intangible asset	—	1,494
Stock-based compensation expense	7,967	7,156
Excess tax benefits from exercise and release of stock-based awards	(158)	(463)
Non-cash restructuring charges	—	146
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	(1,324)	9,981
Unbilled revenues	(28,560)	(18,359)
Prepaid expenses and other current assets	(12,057)	(3,114)
Other assets	(135)	127
Accounts payable	1,035	(350)
Accrued compensation	(26,262)	(23,463)
Deferred revenues	(4,560)	(360)
Accrued expenses	7,886	(865)
Income taxes payable	(17,627)	1,724
Other long-term liabilities	9,398	1,787
Net cash used in operating activities	(42,528)	(9,407)

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(10,662)	(6,396)
Proceeds from sale of property and equipment	27	—
Cash paid for acquisitions of businesses, net of cash acquired	(12,500)	(4,948)
Purchases of marketable securities classified as available-for-sale	—	(100)
Acquisition of cost method investment	(5,526)	(200)
Cash (paid) received on financial instruments, net	(58)	177
Change in restricted cash balances	5	2,029
Net cash used in investing activities	(28,714)	(9,438)

Cash flows from financing activities:
Excess tax benefits from exercise and release of stock-based awards	158	463
Proceeds from issuance of common stock under stock plans	76	1,029
Net cash provided by financing activities	234	1,492

Effect of exchange rate changes on cash and cash equivalents	2,670	(2,635)

Net decrease in cash and cash equivalents	(68,338)	(19,988)
Cash and cash equivalents at beginning of period	337,630	234,038
Cash and cash equivalents at end of period	$269,292	$214,050

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share amounts)

	Three months ended March 31,
	2014	2013
		As Restated

Service revenues	$341,541	$292,638

GAAP income from operations	$19,836	$11,222
Stock-based compensation expense	7,967	7,156
Restructuring and other related (benefits) charges	(7)	2,014
Amortization of purchased intangible assets	3,219	3,657
Acquisition costs and other related charges	382	900
Impairment of intangible asset	—	1,494
Other (1)	2,815	—
Non-GAAP income from operations	$34,212	$26,443

GAAP operating margin	5.8%	3.8%
Effect of adjustments detailed above	4.2%	5.2%
Non-GAAP operating margin	10.0%	9.0%

GAAP net income attributable to stockholders of Sapient Corporation	$13,625	$5,915
Stock-based compensation expense, net of tax	5,106	4,585
Restructuring and other related (benefits) charges, net of tax	(4)	1,359
Amortization of purchased intangible assets, net of tax	2,354	2,748
Acquisition costs and other related charges, net of tax	(293)	608
Impairment of intangible asset, net of tax	—	1,133
Other (1)	1,807	—
Non-GAAP net income attributable to stockholders of Sapient Corporation	$22,595	$16,348

GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.10	$0.04
Effect of adjustments detailed above	0.06	0.08
Non-GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.16	$0.12

GAAP and Non-GAAP weighted average common shares	140,411	137,425

GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.09	$0.04
Effect of adjustments noted above and change in dilution noted below	0.07	0.07
Non-GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.16	$0.11

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	143,513	142,206

(1) In the three months ended March 31, 2014, the Company incurred a $2.8 million one-time project personnel expense charge to reimburse employees for costs incurred as part of a restructuring of a global travel program. As this is unrelated to current operations, and neither comparable to prior periods nor predictive of future results, the Company has excluded it from the non-GAAP income from operations in evaluating management performance.

CONTACT:
Sapient
Investor Relations Contact:
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Stacy Simpson, +1-914-830-8510
stacy.simpson@sapient.com